Exhibit 99.1


MERCURY WASTE RECEIVES NASDAQ POSSIBLE DELISTING LETTER

MANKATO, MINNESOTA, NOVEMBER 13, 2000 -- MERCURY WASTE SOLUTIONS, INC. (NASDAQ:MWSI) announced today that it received a letter from NASDAQ AMEX stating that the Company's Common Stock has failed to maintain a minimum bid price of $1.00 per share over the last 30 consecutive trading days as required for continued listing. NASDAQ AMEX letter also indicated that the Company's Common Stock will be delisted from trading on February 2, 2001 if the minimum bid price of the Company's Common Stock does not equal or exceed $1.00 for a minimum of 10 consecutive trading days.

Mercury Waste Solutions provides mercury waste recycling services. The Company has sales/processing facilities in Union Grove, Wis., and Roseville, Minn; sales/storage facilities in Marietta, Ga., and Indianapolis, Ind.; storage facilities in Albany, NY and Kenosha, Wis.; and corporate offices in Mankato, Minn.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Mercury Waste Solutions, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Report on Form 10-QSB for the three months ended September 30, 2000.

Contact:  Todd Anderson of Mercury Waste Solutions, Inc. at 507-345-0530.